Exhibit 5.1


                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
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                                        |FOUNDED 1866



                                                              February 27, 2007



Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

            Re:  Morgan Stanley ABS Capital I Inc.
                 MSCC HELOC Trust 2007-1
                 HELOC Asset-Backed Notes,
                 Series 2007-1
                 ----------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Morgan Stanley ABS Capital I Inc. (the "Company"), Morgan Stanley Credit Corporation ("MSCC") and Morgan Stanley & Co. Incorporated ("MS & Co.") in connection with the sale of HELOC Asset-Backed Notes, Series 2007-1 (the "Notes"). The Notes represent non-recourse obligations of MSCC HELOC Trust 2007-1, a Delaware statutory trust (the "Trust"), the assets of which will include, among other things, a pool of revolving home equity lines of credit and closed end mortgage loans (the "Mortgage Loans") and any accounts held by the Indenture Trustee for the Trust. The Notes are being issued pursuant to an indenture dated as of February 1, 2007 (the "Indenture") between the Trust and Wells Fargo Bank, National Association, as indenture trustee (the "Indenture Trustee") and are secured by the Mortgage Loans and other assets pledged to the Indenture Trustee thereunder. Capitalized terms not otherwise defined herein shall (unless otherwise specifically set forth) have the meanings ascribed to such terms in the Indenture.

      The Issuer is also issuing HELOC Asset-Backed Certificates, Series 2007-1, Class L and Class O, (the "Certificates") pursuant to a trust agreement dated as of February 1, 2007 (the "Trust Agreement") between Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and the Company. An affiliate of the Company and MSCC will retain the Certificates.

      The Company purchased the Mortgage Loans from MSCC pursuant to a home equity loan purchase agreement dated as of February 1, 2007 (the "Loan Purchase Agreement") between MSCC and the Company. MSCC has agreed to service the Mortgage Loans pursuant to a servicing agreement dated as of February 1, 2007 (the ("Servicing Agreement") among MSCC, as servicer, the Trust and the Indenture Trustee.


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      In addition, Ambac Assurance Corporation (the "Credit Enhancer") has
issued an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") pursuant to an Insurance and Indemnity Agreement dated as of February 27, 2007 by and among the Credit Enhancer, MSCC, the Company, the Trust, the Owner Trustee and the Indenture Trustee (the "Insurance Agreement").

      In rendering the following opinions, we have examined (i) the Loan Purchase Agreement; (ii) the Trust Agreement; (iii) the Indenture, (iv) the Certificate of Incorporation of the Company; (v) the By-laws of the Company;
(vi) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Notes and the purchase of the Mortgage Loans; (vii) the forms of the Notes; (viii) the Underwriting Agreement; (ix) the Insurance Agreement; (x) the Servicing Agreement; (xi) signed copies of the Registration Statement on Form S-3 (No. 333-130694) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it was declared effective (the "Registration Statement"); (xi) the Company's Prospectus dated February 21, 2007 (the "Basic Prospectus") and the related Preliminary Prospectus Supplement, dated February 21, 2007 (the "Preliminary Prospectus Supplement") and the Prospectus Supplement dated February 26, 2007 (the "Prospectus Supplement") relating to the Notes (the Basic Prospectus, together with the Preliminary Prospectus Supplement, are referred to herein as the "Preliminary Prospectus", and together with the Prospectus Supplement, are referred to herein as the "Prospectus") in the form in which they were filed pursuant to Rule 424 of the Commission; (xii) the Indemnification Agreement (the "Ambac Indemnification Agreement") dated as of February 27, 2007 by and between the Credit Enhancer and MS & Co. and (xiii) the Premium Letter (the "Premium Letter") dated as of February 27, 2007, by and among the Credit Enhancer, MSCC and the Trust. We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions expressed herein. We have assumed the due authorization, execution and delivery of all agreements referred to herein by all the parties thereto other than the Company. We refer to the documents set forth in clauses (i), (ii) , (iii) ,(viii), (ix), (x), (xii) and (xiii) collectively as the "Basic Documents".

      Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes have been duly executed by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture.

      The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

      A. Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies



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

            or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

      B. We have assumed, to the extent relevant to the opinions set forth above, that (i) each party to a Basic Document has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a signatory and (ii) each of the Basic Documents has been duly authorized, executed and delivered by each party thereto.

      C. We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof, (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof, (iii) regarding waiver of usury, stay, extension or similar laws or (iv) providing for indemnity and contribution.

      D. Whenever a statement or opinion herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered substantive legal services in connection with the transactions contemplated by the Basic Documents do not have actual conscious awareness of the inaccuracy of such statement or opinion. However, we have not undertaken any independent investigation or inquiry to determine the accuracy of any such statement or opinion.

      E. Our opinions above are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

      We are furnishing this opinion to you solely for your benefit, and this opinion shall not be relied upon by any other person. This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity (including without limitation, any purchasers of the Notes from MS & Co. or any subsequent purchasers of the Notes) without, in each instance, our specific prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 8-K dated the date hereof, without implying or admitting that we are "experts" within the



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

meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                           Very truly yours,


                                           /s/ Sidley Austin LLP



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